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                                                                      Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No. 333-45049 of OSI Systems, Inc. and subsidiaries on Form S-8 of our report dated September 17, 2001, appearing in this Annual Report on Form 10-K of OSI Systems, Inc. and subsidiaries for the year ended June 30, 2001.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California

September 26, 2001